                                                                     Exhibit 4.1

                     [Specimen of Common Stock Certificate]

Number                                                                    Shares
- ------                                                                    ------
SFS

                              RYKOFF-SEXTON, INC.

Incorporated Under the Laws of                                     Common Stock
the State of Delaware

                                        See Reverse Side for Certain Definitions
                                                               Cusip 783759 10 3

This Certificate is transferable in San Francisco, Los Angeles and the City of New York

     This Certifies that __________________________________ is the owner of fully paid and non-assessable shares of the Common Stock of the Par Value of Ten Cents Per Share of Rykoff-Sexton, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary                                                 President

                              Rykoff-Sexton, Inc.
                                 Corporate Seal
                                    Delaware
                                      1961

Countersigned and Registered.
Chemical Trust Company of California
Transfer Agent and Registrar

By
Authorized Officer
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                            [Reverse of Certificate]

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement, dated as of December 8, 1996, between Rykoff-Sexton, Inc. and Chemical Trust Company of California, as successor Rights Agent, as amended by the Amendment, dated as of October 5, 1989 (the "Rights Amendment"), the terms of which are hereby incorporated by reference and a copy of which is on file at the principal executive offices of Rykoff-Sexton, Inc. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Rykoff-Sexton, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after a receipt of a written request therefor. Under certain circumstances, Rights issued to, or held by, Acquiring Persons or Affiliates or Associates thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-_____________ Custodian _______________
                     (Cust)                   (Minor)

under Uniform Gift to Minors Act _____________________
                                        (State)

UNIF TRF MIN ACT-_____________ Custodian (until age______)

______________ under Uniform Transfers to Minors Act________________________
                                                            (State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED,_______________hereby sell, assign and transfer unto Please insert Social Security or Other Identifying Number of Assignee _________
_________________________________________________________________
(Please print or typewrite name and address, including zip code, of Assignee)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________ Attorney to transfer the said stock on the books of the within Corporation with full power of substitution in the premises.

Dated_______________________
                                                    x___________________________
                                                             (Signature)
                                                    x___________________________
                                                             (Signature)

NOTICE: The signature(s) to this Assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed

By_______________________

The Signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.